Exhibit 99.1

Sunworks and Elevation Solar Announce Joint Partnership for Commercial Building Industry

Sunworks Elevation, LLC will expand access to commercial building customers and streamline integration services

Roseville, CA – November 1, 2016 – Sunworks and Elevation Solar of Gilbert, Arizona announces today a joint business partnership known as Sunworks Elevation, LLC. The venture will enable both companies to broaden their reach for solar projects in the commercial building industry. With a previously established track record of successful solar implementations already in place between the two companies, the new LLC formation is expected to bolster revenue projections even further.

Sunworks Elevation will be coordinated and managed by both companies with the intent to expand access to commercial customers throughout the Southwest, streamline project integration, and accelerate fulfillment schedules. Sunworks is an established leader in high quality, turnkey solar project implementations for an array of industries throughout California and Arizona. Elevation Solar, a provider of innovative, value added energy solutions for homes and businesses, brings an expanded customer footprint to states such as Arizona, Texas, New Mexico, and Utah.

Each company will contribute a suite of services to the Sunworks Elevation venture that are designed to grow their existing commercial base and unify new contract fulfillment. “We feel fortunate to partner with an outstanding organization like Elevation Solar,” said Jim Nelson, CEO of Sunworks. “Their strong management team has developed a very effective chemistry with ours and we are confident that the relationship will lead to substantial success in the commercial solar market. We are very optimistic about the potential this partnership.”

The operational dynamics of the newly formed, member-managed LLC have already been established and both companies are eager to get started with expanding their commercial building project pipeline.

“We have visibility into many commercial projects in the Southwestern United States that will help this venture grow rapidly and profitably,” said Jerry Coleman, CEO of Elevation Solar. “Partnering with Sunworks, who we consider the best commercial solar integrator in the business, will assure that we provide the best service and value to our customers.”

About Sunworks

Sunworks, Inc. has emerged as a premier provider of solar power solutions for both consumers and businesses. We are committed to quality construction practices that always exceed industry standards and uphold our ideals of ethics and safety. Today, Sunworks continues to grow its presence, expanding nationally with regional and local offices. We strive to consistently deliver high quality, performance oriented solutions for the agriculture, commercial, government, public works, residential, and utility industries. Our dedication to excellence is reflected in our 25-year warranty, a benchmark that we standby in order to support our customers above and beyond their expectations.

About Elevation Solar

Headquartered in Arizona, Elevation Solar LLC is a fully integrated solar sales and installation company serving thousands of customers across multiple states in the Southwest and beyond. Elevation was founded by real estate industry leaders with decades of experience in both the residential and commercial sectors. Our primary aim is to help individuals and business owners reduce occupancy costs and increase value in their homes and businesses through solar ownership and energy management technology. By focusing on consistently delivering high quality solutions to our customers, protecting our employees through safe and ethical business practices, and providing service to our communities, we fulfill our company vision: to Elevate the world we live in.

About Sunworks Elevation

Sunworks Elevation is a partnership between two of the nation’s leading providers of solar power solutions, Sunworks Inc. and Elevation Solar. It is focused on the design, installation and management of solar power systems for commercial, agricultural, industrial and government customers. With the combined expertise of the two partner organizations, Sunworks Elevation seeks to meet the needs of small and large businesses, delivering systems from a few kilowatts to multiple megawatts. As a technology agnostic integrator, Sunworks Elevation can supply the best quality and the best value for any given set of circumstances. The partnership’s focus is on putting the customer first, providing the best value systems in the industry, and delivering on what is promised.

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Media Contact

Rita Edwards

Director of Marketing, Sunworks, Inc.

Tel. 916.409.6900

redwards@sunworksusa.com

Investor Relations Contact:

Rob Fink/John Roginski

Hayden IR

646-415-8972 / 570-569-2479

rob@haydenir.com / john@haydenir.com

Coltrin & Associates (on behalf of Sunworks)

Caleb Cluff

212-221-1616

caleb_cluff@coltrin.com